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                                                                      EXHIBIT 23


                         Independent Auditors' Consent


The Board of Directors
Harte-Hanks Communications, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-51723 and No. 33-54303) on Form S-8 of Harte-Hanks Communications, Inc. of our report dated January 24, 1996, except as to Note M of the consolidated financial statements, which is as of February 4, 1996, relating to the consolidated balance sheets of Harte-Hanks Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 annual report to shareholders which is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Harte-Hanks Communications, Inc. and our report dated January 24, 1996, relating to the related financial statement schedule as of and for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of the Company.


                                    KPMG Peat Marwick

San Antonio, Texas
March 21, 1996


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